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                                  EXHIBIT 23.4

                     Consent of Bruce Gorlick, C.P.A., Ltd.
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) on the Statement of Gross Income and Direct Operating Expenses of the Mundelein Plaza, Prospect Heights Plaza and Montgomery-Sears Shopping Center for the year ended December 31, 1995, including in or made a part of this Registration Statement on Form S-11.




                                  /s/  BRUCE GORLICK, C.P.A., LTD.
                                       A PROFESSIONAL CORPORATION



Buffalo Grove, Illinois
July 17, 1996